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                                                                   EXHIBIT 10.36

                                OPTION AGREEMENT

     This OPTION AGREEMENT ("Option Agreement"), dated as of the 24th day of April, 1996 by and between DANIEL NAVOT, M.D. ("Shareholder") and NORBERT GLEICHER, M.D. (the "Optionee").


                                R E C I T A L S

     A. The Shareholder is the sole shareholder of THE MEDICAL OFFICES FOR HUMAN REPRODUCTION NEW YORK, P.C., a New York professional corporation ("New PC"), which conducts a medical practice which specializes in infertility and assisted reproductive medicine.

     B. The Optionee is a physician licensed to practice medicine.

     C. It is a condition to the execution and delivery of the Management Services Agreement dated April 24, 1996 (the "Management Agreement") between New PC and GynCor, Inc. ("GynCor"), and the New PC Shareholders Agreement ("Shareholders Agreement") of even date herewith that this Option be granted by the Shareholder to the Optionee.

     D. The Shareholder desires to afford the Optionee an opportunity to purchase all of the ownership interest held by Shareholder in PC ("Shareholder Interest") as required by the Shareholders Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

     1. Grant of Option. The Shareholder hereby irrevocably grants to Optionee the right and option (hereinafter called the "Option") to purchase all of the Shareholder Interest owned by Shareholder at the exercise price set forth in paragraph 2, during the period and subject to the conditions herein set forth.

     2. Option Price. The Option Price for the Shareholder's Interest shall be the lesser of One Thousand Dollars ($1,000.00) or the purchase price provided by the Shareholders Agreement.

     3. Option Term. The term of this Option ("the Option Period") shall expire on the effective date of the termination of the Management Services Agreement.

     4. Exercise of Option. The Option shall immediately become exercisable on the date hereof, and shall be exercisable at any time thereafter during the Option Period.

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     5. Manner of Exercise.  The Option shall be exercised by giving written notice to Shareholder accompanied by the Optionee's check payable to Shareholder for the amount of the Option Price and an affidavit of Optionee to the effect that Optionee is lawfully entitled to hold an ownership interest in New PC. Upon delivery of such notice, payment and affidavit, the Optionee shall be deemed to have acquired such Shareholder's entire Shareholder Interest and shall be deemed to have become a shareholder of New PC without any further action on the part of the Optionee, the Shareholders or New PC. At the Optionee's request, Shareholder shall also delver an assignment of his Shareholder Interest in New PC to the Optionee in form and substance reasonably satisfactory to Optionee. In the event the Option shall be exercised by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the rights of such person or persons to exercise the Option.

     6. Transferability of Option. The Option is transferable by Optionee to any person who lawfully may hold an ownership interest in New PC ("Designee"), and upon any such transfer, all references herein to "Optionee" shall be deemed to include such "Designee". Optionee hereby grants to GynCor the right to designate who the Designee will be, and otherwise to exercise all of the rights of Optionee hereunder to the extent permitted by law in the event of, and immediately upon, the death or disability of Optionee.

     7. Attorney for Shareholder. Shareholder hereby irrevocably makes, constitutes and appoints Optionee as true and lawful attorney-in-fact, for Shareholder, and in the Shareholder's place and stead, to execute and deliver any assignment of a Shareholder Interest. The foregoing grant of authority is a special power of attorney coupled with an interest and shall survive the death or incapacity of Shareholder. Shareholder hereby grants to Optionee a proxy to vote such Shareholder's Interest, to the extent permitted by law, effective immediately upon exercise of the Option. Upon the exercise of the Option in the manner provided in Paragraph 5, Shareholder authorizes New PC to cancel on its books all certificates or other evidence of his Shareholder Interest, regardless of the lack of delivery of such certificates of any other document.

     8. No Obligation to Exercise Option. Optionee shall be under no obligation to exercise all or any part of the Option.

     9. Representations and Warranties of the Shareholders. Shareholder hereby represents and warrants to, and covenants with, Optionee as follows:

      (a) Shareholder has full power and authority to execute and deliver this Option Agreement and to perform all of the obligations contained herein, and none of such actions will violate any provisions of law or will violate or constitute a default under the Shareholders Agreement, or any other agreement or instrument to which Shareholder is a party.

      (b) This Option Agreement constitutes, and each instrument to be executed and delivered by Shareholder in connection with the exercise of the Option will

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           constitute, the valid and legally binding obligation of
           Shareholder, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally, and the discretion of the courts before which any proceeding therefor may be brought.

      (c) The Shareholder is the only shareholder of New PC and no other person will be permitted to become a shareholder (other than pursuant to the exercise of this Option) without thirty (30) days' prior written notice to the Optionee and the grant to Optionee of an option on such person's Shareholder Interest in form and substance comparable to this Agreement and otherwise satisfactory to Optionee.

      (d) Shareholder shall take, or cause to be taken, all steps to maintain New PC as a New York professional corporation in good standing and, without the prior written consent of the Optionee, shall not take, or cause or allow to be taken, any steps to dissolve or liquidate New PC.

     10. Restrictions on Transfer of Shareholder Interest: Consents. During the Option Period, Shareholder shall not Transfer, as hereinafter defined, all or any part of his Shareholder Interests without the prior written consent of the Optionee. Any such Transfer shall be void unless Optionee has given his prior consent. For purposes of this Option Agreement, "Transfer" shall include any dissolution or liquidation of New PC or any sale, assignment, mortgage, hypothecation, transfer, pledge, creation of a security interest in or lien upon, encumbrance, gift or other disposition, but "Transfer" shall not include any transfer of all or any part of a Shareholder Interest pursuant to the Shareholders Agreement, in which the transfer is made subject to this Option Agreement. Further, New PC and the Shareholder shall not amend or modify New PC's Articles of Incorporation, Bylaws, or Shareholders Agreement in any manner that would adversely affect the Optionee's right hereunder without the Optionee's prior written consent. Shareholder consents to the Option on the Shareholder Interests granted herein, and agrees to recognize Optionee as a substituted shareholder immediately upon the exercise of the Option. Any provisions in the Shareholders Agreement that conflict with this Option Agreement are superseded and shall be of no effect.

     11. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by personal delivery, certified or registered mail, postage prepaid, or bonded overnight courier properly addressed to the party entitled to receive such notice, if to a Shareholder at the address listed after his name at the end of this Agreement or such other address on the books of GynCor, or if to Optionee, at the address as may be furnished in writing, otherwise to the address stated below:

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                                With a copy to:

Norbert Gleicher, M.D.          Michael D. Schlesinger
GYNCOR, INC.                    ROBBINS, SALOMON & PATT, LTD.
750 North Orleans Street        25 East Washington Street, Suite 1000
Chicago, Illinois  60610        Chicago, Illinois  60602

     12. Successors and Assigns. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs, and assigns.

     13. Governing Law. This Option Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflicts of laws provisions of any state.

     14. Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. Amendment. This Option Agreement may not be amended except by an instrument in writing signed by all the parties.

     16. Gender and Number. Whenever the context of this Shareholders Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement as of the date first above written.

                                OPTIONEE:



                                /s/ NORBERT GLEICHER, M.D.
                                -------------------------------------
                                Norbert Gleicher, M.D.


                                SHAREHOLDER:


                                /s/ DANIEL NAVOT, M.D.
                                -------------------------------------
                                Daniel Navot, M.D.
                                400 Old Hook Road
                                Westwood, NJ  07675


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                                    CONSENT

     THE MEDICAL OFFICES FOR HUMAN REPRODUCTION - NEW YORK, P.C., a New York professional corporation, consents to the Option on the Shareholder Interest granted herein, and agrees to recognize Optionee as a substituted shareholder immediately upon each exercise of this Option and payment of the exercise price therefor.

                                    THE MEDICAL OFFICES FOR HUMAN
                                    REPRODUCTION - NEW YORK, P.C.
                                    A New York professional corporation



                                    By: /s/ DANIEL NAVOT, President
                                        ---------------------------------
                                    Name:  Daniel Navot, President